PILGRIM ADVISORY FUNDS, INC.

                              ARTICLES OF AMENDMENT

     Pilgrim Advisory Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended further to provide that the Corporation's "Pilgrim America Masters Asia-Pacific Equity Fund" series is hereby redesignated the "Pilgrim Asia-Pacific Equity Fund."

     SECOND: The foregoing amendment to the Articles of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     THIRD:   The   undersigned   Senior  Vice  President  of  the   Corporation
acknowledges these articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and filed in its name and on its behalf by its Senior Vice President, and witnessed by its Secretary, on the 20th day of September, 2000.

                                        PILGRIM ADVISORY FUNDS, INC.


                                        By: /s/ Michael J. Roland
                                           -------------------------------------
                                           Michael J. Roland
                                           Senior Vice President and Principal
                                           Financial Officer

ATTEST:

/s/ James M. Hennessy
-------------------------------
James M. Hennessy
Senior Executive Vice President and Secretary